Exhibit 99.2


                            HYDRON TECHNOLOGIES, INC.

William A. Fagot                                                    954-861-6410
Chief Financial Officer                                        wfagot@hydron.com



         Statement Under Oath of Chief Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, William A. Fagot, state and attest that:

     1. To the best of my knowledge, based upon a review of the covered report of Hydron Technologies, Inc. and, except as corrected or supplemented in a subsequent covered report:

          a. no covered report contained an untrue statement of a material fact as of the end on the period covered by such report (or in case of a report on Form 8-K of definitive proxy materials, as of the date on which it was filed) and

          b. no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in case of a report on form 8-K or definitive proxy materials, as of the date on which it was filed).

     2. I have reviewed the contents of this statement with the Company's audit committee.

     3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          a. The Annual Report on Form 10-K for the Year Ended December 31, 2001 of Hydron Technologies, Inc.;

          b. All reports on Form 10-Q, all reports on form 8-K and all definitive proxy materials of Hydron Technologies, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          c.   Any amendments to any of the foregoing



/s/ WILLIAM A. FAGOT
------------------------------
William A. Fagot
Chief Financial Officer
August 13, 2002



                               [GRAPHIC OMITTED]
2201 W. Sample Rd. Bldg. 9, Ste. 7B                 Pompano Beach, Florida 33073
                  Tel: 954-861-6400                 Fax: 954-861-6401
                                 www.hydron.com